UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2014

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

191 Otto Street, Port Townsend, WA 98368

(Address of principal executive offices) (Zip code)

(360) 344-3233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Intellicheck Mobilisa, Inc. (the “Company”) entered into an underwriting agreement dated January 8, 2014 (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate 7,780,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), at a price to the public of $0.45 per Share. Pursuant to the Underwriting Agreements, the Company granted the Underwriters a 45-day option to purchase up to an additional 1,167,000 Shares. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Aegis Capital Corp. is acting as the sole book-running manager for the Offering.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and are incorporated herein by reference. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The gross proceeds to the Company from the sale of the 7,780,000 Shares in the Offering are approximately $3.5 million, before deducting the underwriting discount and other estimated offering expenses payable by the Company (or, if the over-allotment option is exercised in full, approximately $4.0 million). The Company expects to use the net proceeds of the Offering to expand its sales operations and for general corporate purposes including research and development.

The Offering is being made pursuant to a preliminary prospectus supplement and a final prospectus supplement, dated December 19, 2013 and January 8, 2014 respectively, together with an accompanying base prospectus dated August 6, 2013 under our existing shelf registration statement on Form S-3 (File No. 333-189982), which was filed with the Securities and Exchange Commission on July 16, 2013, as amended on July 31, 2013, and declared effective on August 6, 2013. The Offering is expected to close on or about January 14, 2014, subject to the satisfaction of customary closing conditions.

On January 8, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement dated January 8, 2014
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP *
99.1	Press Release dated January 8, 2014

* Included in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 13, 2014	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer